Exhibit 21

Subsidiaries of A. Schulman, Inc.

Name	Jurisdiction of Incorporation/Organization
Surplast S.A. (29)	Argentina
A. Schulman Australia Pty. Ltd (21)	Australia
ICO Australia RE Holdings Pty. Ltd. (26)	Australia
A. Schulman Plastics Pty. Ltd. (5)	Australia
A. Schulman Plastics, BVBA (10)	Belgium
A. Schulman International Services BVBA (10)	Belgium
A. Schulman Belgium BVBA (2)	Belgium
A. Schulman Plasticos do Brasil Ltda. (29)	Brazil
Bulk Molding Compounds do Brazil (44)	Brazil
ICO Petrochemical Cayman Islands (21)	Cayman Islands
ICO Polymers Cayman Islands (27)	Cayman Islands
A. Schulman Plastics (Dongguan) Ltd. (1)	China
A. Schulman Plastics (Suzhou) Ltd. (54)	China
BMC Composite Materials Co. Ltd. (45)	China
BMC Dongguan Limited (45)	China
ASI Investments Holding Co.	Delaware
ASI Akron Land Co.	Delaware
A. Schulman International, Inc.	Delaware
AS Worldwide, LLC (5)	Delaware
AS Global Holdings, Inc. (17)	Delaware
ICO Global Services, Inc. (15)	Delaware
ICO P&O, Inc. (12)	Delaware
ICO Technology, Inc. (17)	Delaware
Worldwide LP LLC (16)	Delaware
ICO Polymers, Inc. (16)	Delaware
HGGC Citadel Plastic Holdings, Inc.	Delaware
HGGC Citadel Plastics Intermediate Holdings, Inc. (34)	Delaware
Citadel Plastics Holdings, Inc. (35)	Delaware
Citadel Intermediate Holdings LLC (36)	Delaware
LPI Holding Company (38)	Delaware
Lucent Polymers Inc. (39)	Delaware
Citadel Plastics Netherlands Holdings, LLC (52)	Delaware
Citadel Plastics Mexico Holdings, LLC (42)	Delaware
Citadel Brazil Holdings LLC (42)	Delaware
HPC Holdings, LLC (52)	Delaware
Premix Holding Company (48)	Delaware
Hadlock Plastics, LLC (48)	Delaware
A. Schulman, S.A.S. (3)	France
A. Schulman Plastics, S.A.S. (3)	France
A. Schulman Holding Company France (22)	France
A. Schulman Holdings (France) S.A.S. (31)	France

Elian SAS (3)	France
A. Schulman L'Arbresle SAS (31)	France
A. Schulman Saint Germain Laval S.A.S. (3)	France
A. Schulman GmbH (9)	Germany
A. Schulman Real Estate GmbH & Co. KG (55)	Germany
A. Schulman Europe GmbH & Co. KG (14)	Germany
A. Schulman Europe Verwaltungs GmbH (3)	Germany
BMC Deutschland GmbH (52)	Germany
Tetra-DUR Kunststoff-Produktion GmbH (46)	Germany
A. Schulman Asia Limited	Hong Kong
BMC Far East Ltd. (40)	Hong Kong
A. Schulman Hungary Kft. (1)	Hungary
Bulk Molding Compounds, Inc. (37)	Illinois
A. Schulman Plastics India Private Limited (2)	India
The Matrixx Group, Incorporated (37)	Indiana
PT A. Schulman Plastics, Indonesia (7)	Indonesia
PT A. Schulman Plastics Commercial	Indonesia
A. Schulman Ireland Ltd (10)	Ireland
A. Schulman Plastics S.r.l. (2)	Italy
AS Worldwide LLC & Cie, S.C.S. (11)	Luxembourg
A. Schulman S.á r.l. (8)	Luxembourg
A. Schulman Holdings S.á r.l. (6)	Luxembourg
A. Schulman Thermoplastic Compounds Sdn. Bhd. (13)	Malaysia
A. Schulman Plastics (Malaysia) SDN. BHD. (25)	Malaysia
A. Schulman Custom Compounding NE, Inc.	Massachusetts
A. Schulman de Mexico, S.A. de C.V. (4)	Mexico
ASI Employment, S.A. de C.V. (4)	Mexico
AS Mex Hold, S.A. de C.V. (5)	Mexico
Innovacion Y Desarrollo en Material Avanzados A.C. (30)	Mexico
Inmobilaria Satchmo S. de R.L. de C.V. (43)	Mexico
Bulk Molding Compounds Mexico S. de R.L. de C.V. (43)	Mexico
ICO Polymers North America, Inc. (19)	New Jersey
Wedco Technology, Inc. (17)	New Jersey
ICO Holdings New Zealand Limited (21)	New Zealand
J.R. Courtenay (N.Z.) Limited (24)	New Zealand
Premix, Inc. (49)	Ohio
Quantum Composites, Inc. (50)	Ohio
EMS Holding, Ltd. (50)	Ohio
A. Schulman Canada, Ltd.	Ontario, Canada
A. Schulman del Peru S.A.C. (53)	Peru
A. Schulman Polska Sp. z O.O. (2)	Poland
A. Schulman Poznan Sp Zoo (51)	Poland
A. Schulman, LLC (22)	Russia
Natpet Schulman Specialty Plastic Compounds (33)	Saudi Arabia
A. Schulman Plastics S.L. (10)	Spain
A. Schulman Castellon, S.L. (10)	Spain

	A. Schulman Nordic AB (2)	Sweden
	A. Schulman A.G. (2)	Switzerland
	Prime Colorants, Inc.	Tennessee
	Bayshore Industrial, L.L.C. (16)	Texas
	ICO-Schulman, LLC	Texas
	ICO Holdings LLC (18)	Texas
	SCG ICO Polymers Company Limited (32)	Thailand
	Citadel Plastics Holdings Cooperatief U.A. (41)	The Netherlands
	A. Schulman Europe International B.V. (2)	The Netherlands
	A. Schulman 's-Gravendeel B.V. (22)	The Netherlands
	ICO Europe C.V. (20)	The Netherlands
	A. Schulman Plastik Sanayi Ve Ticaret A.S. (2)	Turkey
	BMC Tetradur (47)	Turkey
	A. Schulman Inc. Limited (3)	United Kingdom
	A. Schulman Gainsborough Ltd. (22)	United Kingdom
	A. Schulman Thermoplastic Compounds (UK) Limited (23)	United Kingdom

(1)	Owned by A. Schulman Europe GmbH & Co. KG
(2)	Owned by A. Schulman Plastics, BVBA
(3)	Owned by A. Schulman Holdings (France) SAS
(4)	Owned by AS Mex Hold, S.A. de C.V.
(5)	Owned by A. Schulman International, Inc.
(6)	Owned by A. Schulman S.á r.l
(7)	Owned 65% (in joint venture) by A. Schulman International, Inc.
(8)	Owned by AS Worldwide LLC & Cie, S.C.S.
(9)	Owned 90% by A. Schulman Europe GmbH & Co. KG and 10% by A. Schulman, Inc.
(10)	Owned by A. Schulman Holdings S.ár.l
(11)	Owned 99.99% by A. Schulman International, Inc. and 0.008% by AS Worldwide, LLC
(12)	Owned by ICO-Schulman, LLC.
(13)	Owned by A. Schulman Asia Limited
(14)	Owned by A. Schulman 's-Gravendeel B.V.
(15)	Owned by ICO P&O, Inc.
(16)	Owned by ICO Global Services, Inc.
(17)	Owned by ICO Polymers, Inc.
(18)	Owned by AS Global Holdings, Inc.
(19)	Owned by Wedco Technology, Inc.
(20)	Owned 99% by AS Global Holdings, Inc. and 1% by ICO Holdings, LLC
(21)	Owned by ICO Technology, Inc.
(22)	Owned by A. Schulman Europe International B.V.
(23)	Owned by A. Schulman Gainsborough Ltd.
(24)	Owned by ICO Holdings New Zealand Limited
(25)	Owned by J.R. Courtney (N.Z.) Limited
(26)	Owned by Courtenay Polymers Pty. Limited
(27)	Owned by ICO Petrochemical Cayman Islands
(28)	Owned 99.99% by ICO Petrochemical Cayman Islands and 0.01% by ICO Polymers Cayman Islands
(29)	Owned 63% (in venture) by A Schulman International, Inc.

(30)	Owned by A. Schulman de Mexico, S.A. de C.V.
(31)	Owned by A. Schulman Holding Company France
(32)	Owned 13% (in partnership) by A. Schulman Plastics (Malaysia) SDN. BHD.
(33)	Owned 50% (in partnership) by A. Schulman Europe International B.V.
(34)	Owned by HGGC Citadel Plastics Holdings, Inc.
(35)	Owned by HGGC Citadel Plastics Intermediate Holdings, Inc.
(36)	Owned by Citadel Plastics Holdings, Inc.
(37)	Owned by Citadel Intermediate Holdings, LLC
(38)	Owned by The Matrixx Group, Incorporated
(39)	Owned by LPI Holding Company
(40)	Owned 50% (in partnership) by Bulk Molding Compounds, Inc.
(41)	Owned 65% by Bulk Molding Compounds, Inc. and 35% by Citadel Plastics Netherlands Holdings, LLC
(42)	Owned by Citadel Plastics Holdings Cooperatief U.A.
(43)	Owned by Citadel Plastics Mexico Holdings, LLC
(44)	Owned 99.9999% by Citadel Brazil Holdings LLC and 0.0001% by Citadel Plastics Holdings Cooperatief U.A.
(45)	Owned by BMC Far East Ltd.
(46)	Owned by BMC Deutschland GmbH
(47)	Owned 99.5% by Tetra-DUR Kunststoff-Produktion GmbH and .05% by BMC Deutschland GmbH
(48)	Owned by HPC Holdings, LLC
(49)	Owned by Premix Holding Company
(50)	Owned by Premix, Inc.
(51)	Owned by A. Schulman International Services BVBA
(52)	Owned by Bulk Molding Compounds, Inc.
(53)	Owned by AS Mex Hold, S.A. de C.V.
(54)	Owned 52% by A. Schulman 's-Gravendeel B.V. and 48% by A. Schulman Plastics (Dongguan) Ltd.
(55)	Owned 94% by A. Schulman GmbH and 6% by A. Schulman, Inc.